LEHMAN XS TRUST
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-15N

TERMS AGREEMENT

Dated: July 27, 2007

To:	Structured Asset Securities Corporation, as Depositor under the Trust Agreement, dated as of July 1, 2007 (the “Trust Agreement”).

Re:	Underwriting Agreement Standard Terms, dated as of December 21, 2005 (the “Standard Terms,” and together with this Terms Agreement, the “Agreement”).

Series Designation: Series 2007-15N.

Terms of the Series 2007-15N Certificates: Lehman XS Trust Mortgage Pass-Through Certificates, Series 2007-15N, Class 1-A1, Class 1-A2, Class 1-A3, Class 1C-A1, Class 1C-A2, Class 1C-A3, Class 2-A1, Class 2-A2, Class 2-A3, Class AF2, Class AF3, Class 3-A1, Class 3-A2, Class 3-AX, Class 4-A1, Class 4-A2A, Class 4-A2B, Class 4-A3, Class 4-AX, Class 4-A1A, Class 4-A1B, Class 4-A1C, Class 4-A1D, Class 4-A1E, Class 4-A1F, Class 4-A1G, Class 4-A1H, Class 4-A1IA, Class 4-A1IB, Class 4-A1IC, Class 4-A1ID, Class 4-A1IE, Class 4-A1IF, Class 4-A1IG, Class 4-A1IH, Class M1-I, Class M2-I, Class M3-I, Class M4-I, Class M5-I, Class M6-I, Class M7-I, Class M8-I, Class M9-I, Class M1-II, Class M2-II, Class M3-II, Class M4-II, Class M5-II, Class M6-II, Class M7-II, Class M8-II, Class M9-II, Class AP-I, Class 3-AP, Class 4-AP, Class X-I, Class X-II, Class C-I, Class C-II and Class R (the “Certificates”) will evidence, in the aggregate, the entire beneficial ownership interest in a trust fund (the “Trust Fund”). The primary assets of the Trust Fund on the Closing Date (as defined below) will consist primarily of five pools of conventional, first lien, hybrid, adjustable rate negative amortization, fully amortizing residential mortgage loans having a total Scheduled Principal Balance (as defined in the Trust Agreement) as of the Cut-off Date of approximately $2,828,002,465 (the “Mortgage Loans”). Only the Class 1-A1, Class 1-A2, Class 1-A3, Class 1C-A1, Class 1C-A2, Class 1C-A3, Class 2-A1, Class 2-A2, Class 2-A3, Class AF2, Class AF3, Class 3-A1, Class 3-A2, Class 3-AX, Class 4-A1, Class 4-A2A, Class 4-A2B, Class 4-A3, Class 4-AX, Class 4-A1A, Class 4-A1B, Class 4-A1C, Class 4-A1D, Class 4-A1E, Class 4-A1F, Class 4-A1G, Class 4-A1H, Class 4-A1IA, Class 4-A1IB, Class 4-A1IC, Class 4-A1ID, Class 4-A1IE, Class 4-A1IF, Class 4-A1IG and Class 4-A1IH, Class M1-I, Class M2-I, Class M3-I, Class M4-I, Class M5-I, Class M6-I, Class M7-I, Class M8-I, Class M9-I, Class M1-II, Class M2-II, Class M3-II, Class M4-II, Class M5-II, Class M6-II, Class M7-II, Class M8-II and Class M9-II (the “Offered Certificates”) are being sold pursuant to the terms hereof.

Registration Statement: File Number 333-139693.

Certificate Ratings: It is a condition of Closing that at the Closing Date Certificates are rated by Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. (“S&P”), by Fitch Ratings, Inc. (“Fitch”) and by Moody’s Investors Service, Inc. (“Moody’s” and together with S&P and Fitch, the “Rating Agencies”) in accordance with the below:

Class	S&P	Fitch	Moody’s
1-A1	AAA	N/A	Aaa
1-A2	AAA	N/A	Aaa
1-A3	AAA	N/A	Aaa

Class	S&P	Fitch	Moody’s
1C-A1	AAA	N/A	Aaa
1C-A2	AAA	N/A	Aaa
1C-A3	AAA	N/A	Aaa
2-A1	AAA	N/A	Aaa
2-A2	AAA	N/A	Aaa
2-A3	AAA	N/A	Aaa
AF2	AAA	N/A	Aaa
AF3	AAA	N/A	Aaa
3-A1	AAA	AAA	Aaa
3-A2	AAA	AAA	Aaa
3-AX	AAA	AAA	Aaa
4-A1	AAA	AAA	Aaa
4-A2A	AAA	AAA	Aaa
4-A2B	AAA	AAA	Aaa
4-A3	AAA	AAA	Aaa
4-AX	AAA	AAA	Aaa
4-A1A	AAA	AAA	Aaa
4-A1B	AAA	AAA	Aaa
4-A1C	AAA	AAA	Aaa
4-A1D	AAA	AAA	Aaa
4-A1E	AAA	AAA	Aaa
4-A1F	AAA	AAA	Aaa
4-A1G	AAA	AAA	Aaa
4-A1H	AAA	AAA	Aaa
4-A1IA	AAA	AAA	Aaa
4-A1IB	AAA	AAA	Aaa
4-A1IC	AAA	AAA	Aaa
4-A1ID	AAA	AAA	Aaa
4-A1IE	AAA	AAA	Aaa
4-A1IF	AAA	AAA	Aaa
4-A1IG	AAA	AAA	Aaa
4-A1IH	AAA	AAA	Aaa
M1-I	AA+	N/A	Aa1
M2-I	AA	N/A	Aa2
M3-I	AA-	N/A	Aa3
M4-I	A+	N/A	A1
M5-I	A	N/A	A2
M6-I	A-	N/A	A3
M7-I	BBB+	N/A	Baa1
M8-I	BBB	N/A	Baa2
M9-I	BB-	N/A	Baa3
M1-II	N/A	AA+	Aa1
M2-II	N/A	AA	Aa2
M3-II	N/A	AA-	Aa3
M4-II	N/A	A+	A1
M5-II	N/A	A	A2
M6-II	N/A	A-	A3
M7-II	N/A	BBB+	Baa1
M8-II	N/A	BBB	Baa2
M9-II	N/A	BBB-	Baa3

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Terms of Sale of Offered Certificates: The Depositor agrees to sell to Lehman Brothers Inc. (the “Underwriter”) and the Underwriter agrees to purchase from the Depositor, the Offered Certificates in the principal amounts and prices set forth on Schedule 1 annexed hereto. The purchase price for each class of the Offered Certificates shall be the applicable Purchase Price Percentage set forth in Schedule 1 plus accrued interest at the initial interest rate per annum from and including the Cut-off Date up to, but not including, the Closing Date.

The Underwriter will offer the Offered Certificates to the public from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale.

The Underwriter will sell the Offered Certificates to investors in offerings occurring within Member States of the European Economic Area in minimum initial total investment amounts of $100,000.

Cut-off Date: July 1, 2007.

Closing Date: 10:00 A.M., New York time, on or about July 31, 2007. On the Closing Date, the Depositor will deliver the Offered Certificates to the Underwriter against payment therefor.

Counsel: Dechert LLP will act as counsel for the Underwriter.

Closing Notice Address: Notwithstanding anything to the contrary in the Standard Terms, the Closing shall take place at the offices of the counsel for the Underwriter, Dechert LLP, 30 Rockefeller Plaza, New York, NY 10112.

[SIGNATURE PAGE IMMEDIATELY FOLLOWS]

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If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between the Depositor and the Underwriter in accordance with its terms.

LEHMAN BROTHERS INC.

By:
Name: Nicholas Stimola
Title: Vice President

Accepted:

STRUCTURED ASSET SECURITIES CORPORATION

By:
Name: Michael C. Hitzmann
Title: Senior Vice President

Schedule 1

Class	Initial Certificate Principal or Notional Amount(1)	Certificate Interest Rate	Purchase Price Percentage	Approximate Amount Purchased by Lehman Brothers Inc.
1-A1	$150,189,000	Variable(2)	100%	$150,189,000
1-A2	$55,609,000	Variable(2)	100%	$55,609,000
1-A3	$22,866,000	Variable(2)	100%	$22,866,000
1C-A1	$154,841,000	Variable(2)	100%	$154,841,000
1C-A2	$57,331,000	Variable(2)	100%	$57,331,000
1C-A3	$23,574,000	Variable(2)	100%	$23,574,000
2-A1	$380,868,000	Variable(2)	100%	$380,868,000
2-A2	$141,018,000	Variable(2)	100%	$141,018,000
2-A3	$57,987,000	Variable(2)	100%	$57,987,000
AF2	$253,958,000	Variable(2)	100%	$253,958,000
AF3	$104,427,000	Variable(2)	100%	$104,427,000
3-A1	$332,519,000	Variable(2)	100%	$332,519,000
3-A2	$221,679,000	Variable(2)	100%	$221,679,000
3-AX	$277,099,000	Variable(2)	100%	$277,099,000
4-A1	$649,329,000	Variable(2)	100%	$649,329,000
4-A2A	$166,970,000	Variable(2)	100%	$166,970,000
4-A2B	$18,552,000	Variable(2)	100%	$18,552,000
4-A3	$92,761,000	Variable(2)	100%	$92,761,000
4-AX	$463,806,000	Variable(2)	100%	$463,806,000
4-A1A	$649,329,000	Variable(2)	100%	$649,329,000
4-A1B	$649,329,000	Variable(2)	100%	$649,329,000
4-A1C	$649,329,000	Variable(2)	100%	$649,329,000
4-A1D	$649,329,000	Variable(2)	100%	$649,329,000
4-A1E	$649,329,000	Variable(2)	100%	$649,329,000
4-A1F	$649,329,000	Variable(2)	100%	$649,329,000
4-A1G	$649,329,000	Variable(2)	100%	$649,329,000
4-A1H	$649,329,000	Variable(2)	100%	$649,329,000
4-A1IA	$649,329,000	Variable(2)	100%	$649,329,000
4-A1IB	$649,329,000	Variable(2)	100%	$649,329,000
4-A1IC	$649,329,000	Variable(2)	100%	$649,329,000
4-A1ID	$649,329,000	Variable(2)	100%	$649,329,000

4-A1IE	$649,329,000	Variable(2)	100%	$649,329,000
4-A1IF	$649,329,000	Variable(2)	100%	$649,329,000
4-A1IG	$649,329,000	Variable(2)	100%	$649,329,000
4-A1IH	$649,329,000	Variable(2)	100%	$649,329,000
M1-I	$17,147,000	Variable(2)	100%	$17,147,000
M2-I	$14,861,000	Variable(2)	100%	$14,861,000
M3-I	$8,573,000	Variable(2)	100%	$8,573,000
M4-I	$8,573,000	Variable(2)	100%	$8,573,000
M5-I	$7,430,000	Variable(2)	100%	$7,430,000
M6-I	$6,859,000	Variable(2)	100%	$6,859,000
M7-I	$6,859,000	Variable(2)	100%	$6,859,000
M8-I	$6,859,000	(3)	100%	$6,859,000
M9-I	$12,574,000	(3)	100%	$12,574,000
M1-II	$66,551,000	Variable(2)	100%	$66,551,000
M2-II	$26,114,000	Variable(2)	100%	$26,114,000
M3-II	$14,321,000	Variable(2)	100%	$14,321,000
M4-II	$16,005,000	Variable(2)	100%	$16,005,000
M5-II	$18,533,000	Variable(2)	100%	$18,533,000
M6-II	$13,478,000	Variable(2)	100%	$13,478,000
M7-II	$11,793,000	Variable(2)	100%	$11,793,000
M8-II	$9,266,000	Variable(2)	100%	$9,266,000
M9-II	$8,424,000	Variable(2)	100%	$8,424,000

(1)	These balances are approximate, as described in the prospectus supplement.

(2)	These certificates will accrue interest based on adjustable interest rates, as described in the prospectus supplement.

(3)	The Class M8-I and M9-I Certificates are principal-only certificates and will not be entitled to any distributions of interest.